UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 16, 2011, Pure Bioscience, Inc. (the “Company”) received a deficiency letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that its common stock no longer met NASDAQ’s requirements for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the minimum bid price of the Company’s common stock did not equal or exceed $1.00 at least once over a period of 30 consecutive trading days prior to the date of the Notification Letter. Under NASDAQ Listing Rule 5810(c)(3)(A), the Company was afforded 180 calendar days, or until March 14, 2012, to regain compliance with the Bid Price Rule. The Company did not regain compliance with the Bid Price Rule by such date because the closing bid price of its common stock did not meet or exceed $1.00 per share for at least 10 consecutive business days during the applicable 180-day period. Accordingly, on March 15, 2012, the Company received from NASDAQ a second deficiency letter (the “Second Notification Letter”), notifying the Company that its common stock continued to be at risk of delisting from the NASDAQ Capital Market. As described in the Second Notification Letter, the Company was not eligible for an additional grace period to regain compliance with the Bid Price Rule because, based on market information at that time and the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended October 31, 2011, the Company did not satisfy all applicable requirements for listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5505. On March 23, 2012, the Company received from NASDAQ an additional deficiency letter (the “Third Deficiency Letter”) notifying the Company that, based on the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended January 31, 2012, the Company did not satisfy the minimum stockholders’ equity for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(1), and that such failure served as an additional basis for delisting the Company’s common stock.

In accordance with NASDAQ’s applicable procedures, the Company appealed NASDAQ’s delisting determination by submitting to NASDAQ a written plan of compliance, which included the Company’s commitment to implement a reverse stock split of its common stock, and appearing before a NASDAQ Hearings Panel (the “Panel”) at an oral hearing on May 17, 2012.

On June 21, 2012, the Company received from NASDAQ its decision letter (the “Decision Letter”) regarding the Company’s appeal of the delisting determination, which notified the Company that the Panel has granted the Company’s request to remain listed on the NASDAQ Capital Market subject to its satisfaction of certain conditions specified in the Decision Letter. Among those conditions are that (i) the Company file a preliminary proxy statement no later than June 26, 2012 in order attempt to obtain the approval of its stockholders of a reverse stock split, (ii) the Company is able to consummate certain capital-raising transactions in accordance with specified deadlines provided in the Decision Letter, (iii) on or before August 20, 2012, the Company provide evidence to the Panel that the closing bid price of its common stock has been $1.00 or more for a minimum of ten consecutive trading days, and (iv) the Company keep NASDAQ updated regarding its progress toward satisfying the conditions set forth in (i), (ii) and (iii) above.

The Company filed its preliminary proxy statement with the Securities and Exchange Commission on June 25, 2012, in compliance with the timing requirement therefor set forth in the Decision Letter. Additionally, the Company is currently pursuing certain capital-raising activities in order to attempt to satisfy the requirements set forth in the Decision Letter relating to such transactions. The Company expects that it will continue its efforts to satisfy all requirements set forth by the Panel in order to maintain its NASDAQ listing, but those efforts may not be successful and the Company’s common stock may be delisted from the NASDAQ Capital Market if is not able to meet the conditions that the Panel has, or may in the future, require.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: June 26, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer